Exhibit 99

November 6, 2017
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Third Quarter 2017 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift"), North America’s largest truckload transportation company, today reported revenue and net income for the quarter ended September 30, 2017.

Key Financial Highlights

	Quarter Ended September 30,			Year-to-Date September 30,
	2017 (1)	2016	Change	2017 (1)	2016	Change
	(Dollars in thousands, except per share data)
Total revenue	$521,608	$280,530	85.9%	$1,066,033	$828,936	28.6%
Revenue, before fuel surcharge	$469,683	$256,243	83.3%	$961,685	$763,684	25.9%
Operating income	$5,811	$36,934	(84.3)%	$56,859	$113,742	(50.0)%
Adjusted Operating Income (2)	$44,020	$36,934	19.2%	$99,246	$113,742	(12.7)%
Net income attributable to Knight-Swift (3)	$3,881	$23,767	(83.7)%	$36,728	$71,702	(48.8)%
Adjusted Net Income Attributable to Knight-Swift (2)(3)	$25,511	$23,767	7.3%	$60,563	$71,702	(15.5)%
Earnings per diluted share (3)	$0.04	$0.29	(86.2)%	$0.41	$0.88	(53.4)%
Adjusted Earnings per Diluted Share (2)(3)	$0.25	$0.29	(13.8)%	$0.68	$0.88	(22.7)%
_________________

(1)
The reported results do not include the results of operations of Swift Transportation Company (Swift) and its subsidiaries on or prior to the merger with Knight Transportation, Inc. (Knight) on September 8, 2017 (the 2017 Merger) in accordance with the accounting treatment applicable to the transaction.

(2)	See GAAP to non-GAAP reconciliation in the schedules following this release.

(3)
Quarter and year-to-date September 30, 2016 amounts were recast to reflect the impact of the Company’s adoption of ASU 2016-09, Compensation — Stock Compensation (Topic 718): Improvement to Employee Share-based Payment Accounting, to simplify several aspects of accounting for employee share-based payment transactions, including the income tax consequences. The standard was early adopted in the fourth quarter of 2016, reducing income tax expense in the consolidated income statement and reducing additional paid-in capital in the consolidated balance sheet for all periods in 2016.

The company previously announced a quarterly cash dividend of $0.06 per share to stockholders of record on September 1, 2017, which was paid to such pre-merger stockholders on September 29, 2017.
Dave Jackson, President and Chief Executive Officer, commented on the quarter, “Our diluted earnings per share for the third quarter were $0.04, which includes $12.3 million ($8.9 million after-tax) of legal and professional fees related to the merger with Swift, $6.6 million ($5.0 million after-tax) of other one-time operating expenses associated with the merger, $16.7 million ($10.3 million after-tax) of impairment of software assets identified after the merger and $2.5 million ($1.5 million after tax) of amortization expense related to the $817.2 million of amortizable intangible assets recorded as a result of the merger. Excluding these items, our diluted earnings per share for the third quarter were $0.25(1). Our reported results include the results of Swift for 22 days after the September 8, 2017, merger date as well as significant merger-related costs; accordingly, comparisons to prior periods are not meaningful.
“Our primary near term focus areas include delivering on our synergy goals and positioning the Knight and Swift brands for success in the rapidly changing freight and driver markets. We are gaining confidence in both areas based on the success of our initial roll-out of best practices from each company and the strengthening freight market. The driver environment, however, is as challenging as we have ever seen.
"From a synergy perspective, the engagement and energy of people across the Knight and Swift platforms has been outstanding. We have been sharing business intelligence and best practices, which has led to a better understanding of each brand's strengths and opportunities for improvement. Already we have seen progress in purchasing, realizing non-contract revenue opportunities and expanding brokerage opportunities. A significant component of these synergies is independent of the freight environment.
"The freight environment has strengthened throughout the third quarter and into October. The non-contract market improved each month sequentially, leading to a 4.6% year over year increase in Knight’s revenue per loaded mile, excluding fuel surcharges, for the quarter. Strong freight demand is beginning to impact both the contract market and customer expectations for the 2018 bid season. With the recent addition of Swift's market presence, we are positioned to benefit from the combination of the largest asset-based truckload fleet in North America and significant and growing logistics capabilities.
"Against the stronger freight environment, our tractor utilization was challenged by a very competitive driver recruiting market, a shorter length of haul, and other network disruptions. While we trimmed the size of the Knight fleet compared to the third quarter of the prior year, miles per tractor declined 3.9%, excluding the merger. We expect the difficult driver market to continue for the foreseeable future, and we will continue to address the challenge with modern equipment, a solid career path, and partnering with customers to improve efficiency and support higher driver wages. In addition, we will continue to evaluate the optimal mix of asset-based and logistics services.
"As always, we remain committed to improving the productivity of our assets, expanding our logistics business, and enhancing our yield and cost control measures. We are more encouraged than ever about improving the profits and returns of each company and look forward to reporting our progress in the coming quarters."

(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.

Segment Financial Performance

Knight Transportation	Quarter Ended September 30,			Year-to-Date September 30,
	2017	2016	Change	2017	2016	Change
	(Dollars in thousands)
Trucking:
Revenue, net of fuel surcharge and intersegment transactions	$195,763	$204,269	(4.2)%	$582,272	$607,611	(4.2)%
Operating income	$8,581	$34,439	(75.1)%	$54,603	$105,647	(48.3)%
Operating ratio	96.1%	84.9%	1,120 bps	91.7%	84.3%	740 bps
Adjusted Operating Income (1)	$27,515	$34,439	(20.1)%	$77,715	$105,647	(26.4)%
Adjusted Operating Ratio (1)	85.9%	83.1%	280 bps	86.7%	82.6%	410 bps

Logistics:
Revenue, net of intersegment transactions	$56,560	$51,974	8.8%	$162,053	$156,073	3.8%
Operating income	$3,651	$2,495	46.3%	$8,677	$8,095	7.2%
Operating ratio	93.7%	95.3%	(160) bps	94.8%	95.1%	(30) bps
Adjusted Operating Income (1)	$3,651	$2,495	46.3%	$8,677	$8,095	7.2%
Adjusted Operating Ratio (1)	93.5%	95.2%	(170) bps	94.6%	94.8%	(20) bps
_________________

(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.

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Knight Trucking Segment — During the third quarter of 2017, the trucking segment produced an adjusted operating ratio of 85.9% compared to 83.1% for the same quarter last year. Revenue, excluding trucking fuel surcharge, decreased 4.2% driven by a 3.9% decrease in operational truck count and a 3.9% decrease in miles per truck, partially offset by a 4.6% increase in our revenue per loaded mile during the period compared to the prior year quarter. The operating ratio was also negatively impacted by an increase in driver-related costs, including the wage increase we granted to over-the-road drivers effective upon the close of the merger, and lower gain on sale of equipment. We remain focused on developing our freight network and improving the productivity of our assets.
Knight Logistics Segment — Our logistics segment consists of brokerage, intermodal, and other logistics services. During the third quarter of 2017, the logistics segment increased revenue 8.8% and produced an Adjusted Operating Ratio of 93.5% compared to 95.2% for the same quarter last year. Brokerage revenue increased 11.5% in the third quarter of 2017 when compared to the same quarter last year as load volume increased 4.3%, revenue per load increased 6.8% and gross margin increased 183 basis points to 16.3%. We plan to continue to invest in our logistics service offerings, which should continue to improve our return on capital compared with asset-based operations.
Knight Revenue Equipment — The used equipment market remained soft during the quarter and resulted in $0.8 million of gain on sale of revenue equipment in the third quarter of 2017, compared to $1.6 million in the same quarter of 2016. The average age of our tractor fleet is 2.7 years, which has increased from 2.0 years in the third quarter of 2016. With rising new equipment prices and a weak used equipment market, we extended the expected trade cycle of our tractors and reduced our average tractor count by 3.9% when compared to the third quarter of 2016. Managing our fleet size and age, and resulting capital investments in the trucking segment, will continue to be part of our strategy to maintain investment returns as much as possible through fluctuations in the supply-demand environment.

Swift Transportation	Quarter Ended and Year-To-Date September 30, 2017 (1)
	Swift Truckload	Swift Dedicated	Swift Refrigerated	Swift Intermodal
Revenue, net of fuel surcharge	$102,160	$35,205	$43,231	$21,004
Operating income	$7,967	$2,949	$427	$1,396
Operating ratio	93.1%	92.5%	99.1%	94.2%
Adjusted Operating Income (2)	$7,967	$2,949	$427	$1,396
Adjusted Operating Ratio (2)	92.2%	91.6%	99.0%	93.4%
_________________

(1)
The reported results do not include the results of operations of Swift and its subsidiaries prior to the merger with Knight on September 8, 2017 in accordance with the accounting treatment applicable to the transaction.

(2)	See GAAP to non-GAAP reconciliation in the schedules following this release.

As noted above, as a result of the accounting treatment applicable to the merger, results for Swift only include activity from September 9, 2017 through September 30, 2017; as such, comparison of these results to other periods or other segments may not be meaningful. Instead, we will highlight the more significant factors influencing the results in the current quarter. The challenging driver market continues to be the biggest headwind faced by the Swift Truckload, Swift Dedicated, and Swift Refrigerated segments, which is pressuring our recruiting, driver wage and safety-related expenses as well as our operational truck count and utilization. We granted a wage increase to drivers in our Swift Truckload segment effective upon the close of the merger, which essentially made permanent the $0.01 per mile loyalty incentive we instituted when we announced the planned merger in April. The soft used equipment market and increasing maintenance expenses are also drags on performance, while the average age of Swift's core sleeper fleet is 2.5 years as of September 30, 2017. The results within our Intermodal segment displayed above, are not representative of our actual run rate within the segment, as the last 22 days of September proved to be a more profitable time period during the quarter. We are focused on improving this business by right-sizing our cost infrastructure and increasing our operational efficiencies. A strengthening freight market is developing which is supportive of yield and utilization improvement across the asset-based business units. Our focus is on sourcing and retaining drivers and on improving yield, safety, return on investment, efficiency and cost control.

Consolidated Liquidity and Capital Resources

Liquidity and Capitalization — As disclosed in our Form 8-K on October 3, 2017, we closed on a new unsecured credit facility on September 29, 2017 which replaced the legacy facilities of both Knight and Swift. This new facility includes an $800 million revolving line of credit due October 2022 ($85 million outstanding at closing) and a $400 million term loan due October 2020, and is expected to reduce interest expense by approximately $2.7 million annually compared to the legacy facilities. It includes

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maximum net leverage and minimum interest coverage financial covenants and usual and customary affirmative and negative covenants.

As of September 30, 2017, we had $751.6 million of unrestricted cash and available liquidity, $824.1 million face value of net debt and $4.8 billion of stockholders' equity. Over the last twelve months ended September 30, 2017, we have returned $19.6 million to our stockholders in the form of quarterly dividends.

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and service centers in the United States to serve customers throughout North America. In addition to operating the country’s largest tractor fleets, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Conference Call
The company will hold a conference call on November 6, 2017, at 4:30 PM EST, to further discuss its results of operations for the quarter ended September 30, 2017. The dial in number for this conference call is 1-855-733-9163. Slides to accompany this call will be posted on the company’s website and will be available to download prior to the scheduled conference time. To view the presentation, please visit http://investor.knight-swiftinc.com/events, “Third Quarter 2017 Conference Call Presentation.”

Forward Looking Statements
This press release contains statements that may constitute forward looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates", "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "will," 'is," "could," "should," "may," or similar expressions, which speak only as of the date the statement was made. Such forward looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward looking statements, including without limitation: any projections of earnings, revenues, cash flows, dividends, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic conditions or performance; and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:

•	our expectations for the driver market and ability to address challenges of such market;

•	our continued evaluation of the optimal mix of asset-based and logistics services;

•	our investment plans for our logistics service offerings and our ability to improve our return on capital compared with asset-based operations;

•
our strategy for managing our fleet size and age, and resulting capital investments in the trucking segment, as well as our strategy to maintain investment returns through fluctuations in the supply-demand environment;

•	our ability to implement yield and utilization improvement across our business units; and

•	our expectation for interest expense on our new facility compared to the legacy facilities.
Such forward looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Swift's and Knight's Annual Reports on Form 10-K for the year ended December 31, 2016, as well as under Item 1A., Risk Factors, in Swift's and Knight's Quarterly Reports on Form 10-Q since December 31, 2016, and various disclosures in our press releases, stockholder reports, and other filings with the SEC. The following factors, among others, could cause actual results to differ materially from those in forward looking statements:

•	we are subject to general economic, credit, business, and regulatory factors;

•	we operate in a highly competitive, fragmented, and regulated industry;

•	we derive a significant portion of our revenues from our major customers;

•	we may not grow substantially and may not be successful in sustaining or improving our profitability;

•	we may not make acquisitions in the future, or if we do, we may not be successful in our acquisition strategy;

•	insurance and claims expenses could significantly reduce our earnings;

•	our captive insurance companies are subject to substantial government regulation and insuring risk through our captive insurance companies could adversely impact our operations;

•	we have significant ongoing capital requirements;

•	we may suffer increased prices or decreased availability for new revenue equipment, as well as a failure of manufacturers to meet their sale or trade-back obligations;

•	declines in demand for our used revenue equipment could result in decreased equipment sales, resale values, and gains on sales of assets;

•	we have significant leverage and interest expense and our debt agreements contain restrictions that limit our flexibility in operating our business;

•	we must recruit, develop, and retain our key employees;

•	we may incur increases in driver compensation and difficulties attracting and retaining qualified drivers;

•	we are exposed to misclassification and contractual risks for our independent contractor drivers;

•	we are dependent on third-party capacity providers;

•	we are subject to fuel price increases and volatility;

•	we are subject to risks from doing business in Mexico;

•	we could determine that our goodwill and other indefinite-lived intangibles are impaired;

•	we face business uncertainties, disruption of management's attention, and additional costs and risks related to the merger;

•	we are exposed to litigation risks, including class actions and stockholder suits; and we are exposed to seasonality and the impact of weather and other catastrophic events.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer or Adam W. Miller, Chief Financial Officer: (602) 606-6349

Financial Statements

Condensed Consolidated Income Statements (Unaudited)

	Quarter Ended September 30,		Year-to-Date September 30,
	2017	2016	2017	2016
	(In thousands, except per share data)
Revenue:
Revenue before fuel surcharge	$469,683	$256,243	$961,685	$763,684
Fuel surcharge	51,925	24,287	104,348	65,252
Total revenue	521,608	280,530	1,066,033	828,936
Operating expenses:
Salaries, wages and benefits	154,390	82,688	316,844	250,732
Fuel	62,300	34,616	131,252	94,815
Operations and maintenance	37,267	19,781	78,516	56,886
Insurance and claims	21,117	9,251	37,982	26,330
Operating taxes and licenses	8,793	4,546	17,839	14,645
Communications	1,921	976	4,125	3,224
Depreciation and amortization of property and equipment	43,477	29,004	102,280	86,111
Amortization of intangibles	2,654	125	2,904	375
Rental expense	15,388	1,279	17,939	3,724
Purchased transportation	127,434	57,069	244,358	168,772
Impairments	16,746	—	16,746	—
Miscellaneous operating expenses	11,972	4,261	21,873	9,580
Merger-related costs	12,338	—	16,516	—
Total operating expenses	515,797	243,596	1,009,174	715,194
Operating income	5,811	36,934	56,859	113,742
Interest income	370	83	559	259
Interest expense	(1,812)	(182)	(1,948)	(742)
Other (expense) income, net	(1,442)	1,389	(120)	4,602
Total other (expense) income	(2,884)	1,290	(1,509)	4,119
Income before income taxes	2,927	38,224	55,350	117,861
Income taxes (benefit) expense	(1,272)	14,141	17,786	45,095
Net income	4,199	24,083	37,564	72,766
Net income attributable to noncontrolling interest	(318)	(316)	(836)	(1,064)
Net income attributable to Knight-Swift	$3,881	$23,767	$36,728	$71,702

Earnings per share:
Basic	$0.04	$0.30	$0.42	$0.89
Diluted	$0.04	$0.29	$0.41	$0.88

Dividends declared per share:	$0.06	$0.06	$0.18	$0.18

Weighted average shares outstanding:
Basic	102,846	80,040	87,978	80,284
Diluted	103,752	80,949	88,847	81,112

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Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2017	December 31, 2016
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$136,422	$8,021
Cash and cash equivalents - restricted	62,685	—
Restricted investments, held to maturity, amortized cost	22,303	—
Trade receivables, net of allowance for doubtful accounts of $15,811 and $2,727, respectively	545,588	133,846
Equipment sales receivables	709	8,321
Notes receivable, net	5,984	560
Prepaid expenses	65,004	13,244
Assets held for sale	24,891	9,634
Income tax receivable	39,850	8,406
Other current assets	24,419	8,159
Total current assets	927,855	190,191
Property and equipment, net	2,296,587	802,858
Notes receivable, long-term	12,659	3,047
Goodwill	2,989,270	47,031
Intangible assets, net	1,285,571	2,575
Other long-term assets, restricted cash and investments	35,866	32,823
Total assets	$7,547,808	$1,078,525

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$198,168	$18,006
Accrued payroll and purchased transportation	86,213	25,017
Accrued liabilities	213,313	16,722
Claims accruals – current portion	147,922	18,633
Long-term debt – current portion	30	—
Capital lease obligations – current portion	54,561	—
Dividend payable – current portion	299	272
Total current liabilities	700,506	78,650
Revolving line of credit	85,000	18,000
Long-term debt – less current portion	399,719	—
Capital lease obligations – less current portion	135,540	—
Accounts receivable securitization	285,000	—
Claims accruals – less current portion	204,203	13,290
Deferred tax liabilities	909,941	178,000
Long-term dividend payable and other long-term liabilities	29,643	1,854
Total liabilities	2,749,552	289,794
Stockholders’ equity:
Common stock	1,779	802
Additional paid-in capital	4,212,609	223,267
Retained earnings	581,382	562,404
Total Knight-Swift stockholders' equity	4,795,770	786,473
Noncontrolling interest	2,486	2,258
Total stockholders’ equity	4,798,256	788,731
Total liabilities and stockholders’ equity	$7,547,808	$1,078,525

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Condensed Consolidated Statement of Cash Flows (Unaudited)

	Year-to-Date September 30,
	2017	2016
	(In thousands)
Cash flows from operating activities:
Net income	$37,564	$72,766
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	105,184	86,486
Amortization of debt issuance costs, and other	15	—
Gain on sale of equipment	(2,465)	(7,451)
Gain from available-for-sale securities	—	(4,494)
Impairments	16,746	—
Deferred income taxes	(9,467)	4,655
Provision for doubtful accounts and notes receivable	831	594
Non-cash compensation expense for issuance of common stock to certain members of the Board of Directors	398	398
Stock-based compensation expense	3,393	3,126
Income from investment in Transportation Resource Partners III	(1,660)	(177)
Transportation Resource Partners impairment	56	67
Increase (decrease) in cash resulting from changes in:
Trade receivables and equipment sales receivable	(6,027)	(133)
Other current assets	(215)	5,707
Prepaid expenses	(7,641)	649
Income tax receivable	(23,859)	33,122
Other long-term assets	126	547
Accounts payable	(4,447)	1,869
Accrued liabilities and claims accrual	23,791	(6,040)
Net cash provided by operating activities	132,323	191,691
Cash flows from investing activities:
Decrease (increase) in cash and cash equivalents – restricted	745	(19)
Proceeds from maturities of held-to-maturity investments	2,835	—
Purchases of held-to maturity investments	(3,015)	—
Proceeds from sale of available-for-sale securities	—	7,403
Proceeds from sale of property and equipment/assets held for sale	29,490	49,972
Purchases of property and equipment	(91,925)	(126,028)
Proceeds from notes receivable	1,826	1,348
Expenditures on assets held for sale	(720)	—
Payments received on equipment sale receivables	1,067	—
Cash payments to Transportation Resource Partners	(1,166)	(21,778)
Cash proceeds from Transportation Resource Partners	9,775	423
Cash and cash equivalents received with 2017 Merger	28,493	—
Net cash used in investing activities	(22,595)	(88,679)

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	Year-to-Date September 30,
	2017	2016
	(In thousands)
Cash flows from financing activities:
Repayment of long-term debt and capital leases	(454,148)	—
Proceeds from long-term debt	400,000	—
Repayments on old line of credit borrowings, net	(18,000)	(60,000)
Borrowings on new line of credit, net	85,000	—
Borrowings under accounts receivable securitization	20,000	—
Payment of deferred loan costs	(2,312)	—
Proceeds from exercise of stock options	9,726	9,321
Share withholding for taxes due on equity awards	(6,114)	(1,421)
Payments to repurchase company's common stock	—	(39,873)
Dividends paid	(14,769)	(14,753)
Cash distribution to noncontrolling interest holder	(710)	(1,091)
Net cash provided by (used) in financing activities	18,673	(107,817)
Net increase (decrease) in cash and cash equivalents	128,401	(4,805)
Cash and cash equivalents at beginning of period	8,021	8,691
Cash and cash equivalents at end of period	$136,422	$3,886

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Operating Statistics

	Quarter Ended September 30,			Year-to-Date September 30,
	2017	2016	Change	2017	2016	Change
Average revenue per tractor (1) (2)	$43,397	$43,501	(0.2)%	$126,719	$129,444	(2.1)%
Non-paid empty mile percent (1)	13.1%	12.4%	5.6%	12.7%	12.4%	2.4%
Average length of haul (1)	480	500	(4.0)%	488	500	(2.4)%
Average tractors – total (1)	4,511	4,696		4,595	4,694
Average trailers – total (1)	12,390	12,325		12,381	12,194
Adjusted operating ratio (3)	90.6%	85.6%		89.7%	85.1%
Net cash capital expenditures (4)	$39,847	$40,660		$62,435	$76,056
Cash flow from operations (4)	$14,632	$56,133		$132,323	$191,691
_________

(1)	These statistics only represent activity related to Knight. As the merger-to-date period is only 22 days, including results from Swift would not be representative of the period.

(2)	Includes Knight Trucking segment revenue, excluding fuel surcharge and intersegment elimination.

(3)	See GAAP to non-GAAP reconciliation in the schedules following this release.

(4)	"Net cash capital expenditures" and "Cash flow from operations" are presented in thousands.

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Non-GAAP Financial Measures and Reconciliations
In addition to our GAAP results, this Press Release also includes certain non-GAAP financial measures, as defined by the SEC. The terms "Adjusted Operating Income," "Adjusted Operating Ratio," and "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Earnings per Diluted Share" as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Operating Income, Adjusted Operating Ratio, and Adjusted Earnings per Diluted Share as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Operating Income, Adjusted Operating Ratio, Adjusted Net Income Attributable to Knight-Swift, and Adjusted Earnings per Diluted Share are not substitutes for their comparable GAAP financial measures, such as net income, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio (1) (2)

	Quarter Ended September 30,		Year-to-Date September 30,
	2017	2016	2017	2016
GAAP Presentation	(Dollars in thousands)
Total revenue	$521,608	$280,530	$1,066,033	$828,936
Total operating expenses	(515,797)	(243,596)	(1,009,174)	(715,194)
Operating income	$5,811	$36,934	$56,859	$113,742
Operating ratio	98.9%	86.8%	94.7%	86.3%

Non-GAAP Presentation
Total revenue	$521,608	$280,530	$1,066,033	$828,936
Fuel surcharge	(51,925)	(24,287)	(104,348)	(65,252)
Revenue, before fuel surcharge	469,683	256,243	961,685	763,684

Total operating expenses	515,797	243,596	1,009,174	715,194
Adjusted for:
Fuel surcharge	(51,925)	(24,287)	(104,348)	(65,252)
Amortization of 2017 Merger intangibles(3)	(2,529)	—	(2,529)	—
Non-cash impairments (4)	(16,746)	—	(16,746)	—
Other merger-related operating expenses (5)	(6,596)	—	(6,596)	—
Merger-related costs (6)	(12,338)	—	(16,516)	—
Total operating expenses, net of fuel surcharge	425,663	219,309	862,439	649,942
Adjusted operating income	$44,020	$36,934	$99,246	$113,742
Adjusted Operating Ratio	90.6%	85.6%	89.7%	85.1%
____________

(1)	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to non-GAAP consolidated Adjusted Operating Ratio.

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(2)
Our results of operations for the quarter ended and year-to-date September 30, 2017 include the results of operations of Swift after September 8, 2017. Results for periods on and prior to September 8, 2017 reflect only those of Knight and do not include the results of operations of Swift. Accordingly, comparisons between our quarter ended and year-to-date September 30, 2017 results and prior periods may not be meaningful.

(3)
"Amortization of 2017 Merger intangibles" specifically reflects the non-cash amortization expense relating to certain intangible assets identified in the 2017 Merger. Certain data necessary to complete the purchase price allocation is preliminary, and includes, but is not limited to, finalization of the valuation of certain tangible and intangible assets and liabilities acquired, assessment of lease agreements and the calculation of deferred taxes based upon the underlying tax basis of assets acquired and liabilities assumed. We believe the estimates used are reasonable but are subject to change as additional information becomes available.

(4)	Non-cash impairment related to the termination of Swift's implementation of a new Enterprise Resource Planning ("ERP") system.

(5)
"Other merger-related operating expenses" represent one-time expenses associated with the 2017 Merger, including acceleration of stock compensation expense, bonuses and other operating expenses of $6.6 million during the quarter ended and year-to-date September 30, 2017.

(6)
Knight-Swift incurred certain merger-related expenses associated with the 2017 Merger, consisting of legal and professional fees of $12.3 million and $16.5 million for the quarter ended and year-to-date September 30, 2017, respectively.

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Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted Earnings per Diluted Share (1) (2)

	Quarter Ended September 30,		Year-to-Date September 30,
	2017	2016	2017	2016
	(Dollars In thousands, except per share data)
Net income attributable to Knight-Swift	$3,881	$23,767	$36,728	$71,702
Adjusted for:
Income tax attributable to Knight-Swift	(1,272)	14,141	17,786	45,095
Income before income taxes attributable to Knight-Swift	$2,609	$37,908	$54,514	$116,797
Non-cash impairments (3)	16,746	—	16,746	—
Amortization of 2017 Merger intangibles (4)	2,529	—	2,529	—
Other merger-related operating expenses (5)	6,596	—	6,596	—
Merger-related costs (6)	12,338	—	16,516	—
Adjusted income before income taxes	40,818	37,908	96,901	116,797
Provision for taxes at effective rate	(15,307)	(14,141)	(36,338)	(45,095)
Adjusted Net Income Attributable to Knight-Swift	$25,511	$23,767	$60,563	$71,702
Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended September 30,		Year-to-Date September 30,
	2017	2016	2017	2016
	(Dollars In thousands, except per share data)
Diluted earnings per share	$0.04	$0.29	$0.41	$0.88
Adjusted for:
Income tax attributable to Knight-Swift	(0.01)	0.17	0.20	0.56
Income before income taxes attributable to Knight-Swift	0.03	0.47	0.61	1.44
Non-cash impairments (3)	0.16	—	0.19	—
Amortization of 2017 Merger intangibles (4)	0.02	—	0.03	—
Other merger-related operating expenses (5)	0.06	—	0.07	—
Merger-related costs (6)	0.12	—	0.19	—
Adjusted income before income taxes	0.39	0.47	1.09	1.44
Provision for income tax expense at effective rate	(0.15)	(0.17)	(0.41)	(0.56)
Adjusted EPS	$0.25	$0.29	$0.68	$0.88
____________

(1)
Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted net income attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.

(2)
Our results of operations for the quarter ended and year-to-date September 30, 2017 include the results of operations of Swift after September 8, 2017. Results for periods on and prior to September 8, 2017 reflect only those of Knight and do not include the results of operations of Swift. Accordingly, comparisons between our quarter ended and year-to-date September 30, 2017 results and prior periods may not be meaningful.

(3)	Non-cash impairment related to the termination of Swift's implementation of a new Enterprise Resource Planning ("ERP") system.

(4)	"Amortization of 2017 Merger intangibles" specifically reflects the non-cash amortization expense relating to certain intangible assets identified in the 2017 Merger.

(5)
"Other merger-related operating expenses" represent one-time expenses associated with the 2017 Merger, including acceleration of stock compensation expense, bonuses and other operating expenses of $6.6 million during the quarter ended and year-to-date September 30, 2017.

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(6)
Knight-Swift incurred certain merger-related expenses associated with the 2017 Merger, consisting of legal and professional fees of $12.3 million and $16.5 million for the quarter ended and year-to-date September 30, 2017, respectively.

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio

Knight Trucking Segment	Quarter Ended September 30,		Year-to-Date September 30,
	2017	2016	2017	2016
GAAP Presentation	(In thousands, except percentages)
Total revenue	$222,307	$228,590	$661,320	$672,969
Total operating expenses	(213,726)	(194,151)	(606,717)	(567,322)
Operating income	$8,581	$34,439	$54,603	$105,647
Operating ratio	96.1%	84.9%	91.7%	84.3%
Non-GAAP Presentation
Total revenue	$222,307	$228,590	$661,320	$672,969
Fuel surcharge	(26,513)	(24,287)	(78,936)	(65,252)
Intersegment transactions	(31)	(34)	(112)	(106)
Revenue, net of fuel surcharge and intersegment transactions	195,763	204,269	582,272	607,611

Total operating expenses	213,726	194,151	606,717	567,322
Adjusted for:
Fuel surcharge	(26,513)	(24,287)	(78,936)	(65,252)
Intersegment transactions	(31)	(34)	(112)	(106)
Other merger-related operating expenses	(6,596)	—	(6,596)	—
Merger-related costs	(12,338)	—	(16,516)	—
Operating expenses, net of fuel surcharge, intersegment transactions, and merger transactions costs	168,248	169,830	504,557	501,964
Adjusted Operating Income	$27,515	$34,439	$77,715	$105,647
Adjusted Operating Ratio	85.9%	83.1%	86.7%	82.6%

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Knight Logistics Segment	Quarter Ended September 30,		Year-to-Date September 30,
	2017	2016	2017	2016
GAAP Presentation	(In thousands, except percentages)
Total revenue	$57,904	$53,643	$166,959	$163,955
Total operating expenses	(54,253)	(51,148)	(158,282)	(155,860)
Operating income	$3,651	$2,495	$8,677	$8,095
Operating ratio	93.7%	95.3%	94.8%	95.1%
Non-GAAP Presentation
Total revenue	$57,904	$53,643	$166,959	$163,955
Intersegment transactions	(1,344)	(1,669)	(4,906)	(7,882)
Revenue, net of intersegment transactions	56,560	51,974	162,053	156,073

Total operating expenses	54,253	51,148	158,282	155,860
Adjusted for:
Intersegment transactions	(1,344)	(1,669)	(4,906)	(7,882)
Operating expenses, net of intersegment transactions	52,909	49,479	153,376	147,978
Adjusted Operating Income	$3,651	$2,495	$8,677	$8,095
Adjusted Operating Ratio	93.5%	95.2%	94.6%	94.8%

Swift Transportation	Quarter Ended and Year-To-Date September 30, 2017
	Swift Truckload	Swift Dedicated	Swift Refrigerated	Swift Intermodal
GAAP Presentation	(In thousands, except percentages)
Total revenue	$115,899	$39,120	$47,506	$24,046
Total operating expenses	(107,932)	(36,171)	(47,079)	(22,650)
Operating Income	$7,967	$2,949	$427	$1,396
Operating Ratio	93.1%	92.5%	99.1%	94.2%
Non-GAAP Presentation
Total revenue	$115,899	$39,120	$47,506	$24,046
Fuel surcharge	(13,739)	(3,915)	(4,275)	(3,042)
Revenue, net of fuel surcharge	102,160	35,205	43,231	21,004

Total operating expenses	107,932	36,171	47,079	22,650
Adjusted for:
Fuel surcharge	(13,739)	(3,915)	(4,275)	(3,042)
Operating expenses, net of fuel surcharge	94,193	32,256	42,804	19,608
Adjusted Operating Income	$7,967	$2,949	$427	$1,396
Adjusted Operating Ratio	92.2%	91.6%	99.0%	93.4%

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